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Exhibit 13.1

CERTIFICATION

        The certification set forth below is being submitted in connection with the Annual Report on Form 20-F of Millicom International Cellular S.A. ("Millicom") for the fiscal year ended December 31, 2003 (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

        Marc Beuls, the Chief Executive Officer of Millicom, Bruno Nieuwland, the Chief Financial Controller of Millicom and Judy Tan, the Chief of Finance—Global Operations, each certifies that, to the best of his or her knowledge:

        1.     the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

        2.     the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Millicom.

Date: January 13, 2005

MILLICOM INTERNATIONAL CELLULAR S.A.
By:	/s/ MARC BEULS
	Name:	Marc Beuls
	Title:	Chief Executive Officer
By:	/s/ BRUNO NIEUWLAND
	Name:	Bruno Nieuwland
	Title:	Chief Financial Controller
By:	/s/ JUDY TAN
	Name:	Judy Tan
	Title:	Chief of Finance—Global Operations

Exh 13.1-1

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  Exhibit 13.1
CERTIFICATION